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                                                                     EXHIBIT 4.1



                      THE FIRST NATIONAL BANK OF ANCHORAGE
                           REVOLVING CREDIT AGREEMENT


AMOUNT:  $5,000,000.00

EXPIRES:  March 31, 1996

ALASKA PIPELINE COMPANY ("borrower") and The First National Bank of Anchorage ("bank") agree as follows respecting the terms and conditions upon which bank will make loans, and borrower may borrow and re-borrow, to finance borrower's working capital needs or other general corporate purposes:

         I.  DEFINITIONS.  AS USED IN THIS AGREEMENT:

             A. "Borrower's deposit account" means demand account number 02112290 maintained by borrower at bank's NORTHERN LIGHTS branch.

         II. LOANS.

             A. Prior to the expiration date stated above (or any earlier termination of this agreement) bank will, subject to the terms and conditions of this agreement, loan borrower such amounts as borrower may request from time to time.

Each such loan:

                 i. will be payable by borrower 45 days after the loan is made or sooner;

                 ii. will bear interest at an annual rate that is the bank's BASE RATE (as determined by bank from time to time), and accrued interest will be payable by borrower at maturity and at the time a subsequent loan is made;

                 iii. will be first applied to pay any outstanding principal and accrued interest on a previous loan made pursuant to this agreement;

                 iv. will be evidenced by a negotiable promissory note, in the amount of the loan and promising payment with interest as above provided, in a form commonly used by bank which borrower will execute and deliver to bank when the loan is made; and

                 v.  will be disbursed by credit to borrower's deposit account.

             B.  Bank will have no obligation to make any loan

                 i. sooner than 3 banking day(s) after borrower's oral or written request, specifying the amount of the loan requested is made to a lending officer at bank's CORPORATE LENDING Office;

                 ii. at a time when there exists a condition of default [Section VI];

                 iii. if borrower fails to furnish bank such approvals, opinions, documents or other assurances or information as bank may reasonably request for purposes of determining that no condition of default exists.

                 III.  SECURITY.

             A. Borrower's obligations under this agreement, including the obligation of payment, will beunsecured.

        IV.  BORROWER'S REPRESENTATIONS AND WARRANTIES.

             A.  Borrower represents and warrants to bank as follows:

                 i. the making of this agreement, all borrowing contemplated by this agreement, and borrower's performance of this agreement have been duly authorized and approved by all persons whose action or consent is required to make the agreement, and all obligations of borrower which may arise pursuant to the agreement, binding upon and fully enforceable against borrower;

                 ii. there is no law, rule, regulation, order, writ, judgment, contract or agreement having any applicability to borrower, the conduct of borrower's business, or borrower's property (a) with respect to which borrower is not in compliance, or (b) which will be contravened by the making of this agreement, the borrowing contemplated by this agreement, or borrower's performance of this agreement;

                 iii. borrower has paid all taxes, fees, imports, duties and charges levied, assessed or imposed against it or any of its property;

                 iv. there is no litigation pending or threatened against borrower that could have a materially adverse affect upon borrower's ability to perform its obligations under this agreement; and

                 v. borrower has all permits, licenses, certificates of authority, patents, trademarks, copyrights, franchises and other rights necessary to the conduct of its business.
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IV.  BORROWER'S REPRESENTATIONS AND WARRANTIES CONT.

           B. The representations and warranties expressed at A of this section are of a continuing nature. They shall be deemed to be repeated by borrower, and their truthfulness shall be deemed to be reaffirmed by borrower, each time borrower requests bank to make a loan under this agreement, and bank will have no obligation to make loans if any of the above statements is or has become incorrect. Borrower will promptly notify bank in writing of any fact or event that may cause any of the foregoing statements to be untrue or incomplete. Until bank receives such notification it may (but need not) rely on the correctness of each of the above statements.

V. BORROWER'S COVENANTS. Until this agreement has terminated and borrower has paid all indebtedness for loans made pursuant to this agreement,

         A. Borrower will at all times

                 i. preserve and maintain its legal existence and right to carry on its business;

                 ii. operate its business continuously in an efficient, responsible and economic manner and in compliance with all laws applicable to the business;

                 iii. timely perform all covenants and satisfy all conditions contained in any security agreement and any other instrument or other writing given in connection with this agreement;

                 iv. make and maintain, in accordance with generally accepted accounting practices, complete and accurate records and accounts reflecting all business and financial transactions; and allow bank to inspect its records and accounts at reasonable times upon reasonable request by bank;

                 v. keep bank currently informed of its financial condition and notify bank promptly of any fact or event that will or might cause a materially unfavorable change in its condition or impair its ability to perform any of its obligations;

                 vi. deliver to bank such written reports and other information as bank may request from time to time, including, without limitation, balance sheetsand income statements prepared in accordance with generally accepted accounting principals consistently applied, within 90 DAYS after close of each fiscal year;

                 vii. maintain insurance with financially sound and reputable companies against such risks, and in such amounts, as prudent persons engaged in the same business would maintain;

                 viii. upon demand by bank reimburse bank for any expense incurred by bank in connection with the making of any loan hereunder, the perfection, defense or protection of the bank's interest in property security, or bank's enforcement of its rights or remedies hereunder.

         B.  Borrower will not, without bank's prior written consent;

                 i. change the character of its business or engage in any other business that is not reasonable related to its current business;

VI. DEFAULT. All indebtedness of borrower to bank shall become immediately due and payable at the election of bank upon the happening of any of the following events:

         A. Borrower's failure to pay when due any indebtedness or other liability of borrower to bank;

         B. Borrower's failure to perform any covenant or fulfill any condition contained in this agreement or any other instrument given to bank in connection with or pursuant to this agreement;

         C. Bank's discovery that any statement made by borrower to bank concerning borrower's financial condition or ability or with respect to the security, or any warranty or representation made by borrower in or pursuant to this agreement, was false;

         D. Bank in good faith believes that the prospect of borrower's payment or other performance is impaired.

         Upon default, whether before or after acceleration, bank shall have no obligation to make any loan and shall have every right and remedy which is accorded to it by this agreement or any other instrument or writing given to it by borrower pursuant to this agreement, or which is otherwise available to it by law. Such rights and remedies shall be cumulative and may be exercised by bank concurrently or separately.
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VII.  WAIVER.  The exercise of any right or remedy available to a party shall not constitute a waiver of any other right or remedy. Failure or delay in exercising a right or remedy shall not constitute a waiver of such right or remedy or of any default of the other party. Only waivers in writing and signed by the party shall be effective, and no waiver shall operate as a waiver of any other default or of a like default on a future occasion.

VIII.  GENERAL.

         A. No provision of this agreement shall create rights in favor of, or be enforceable for the benefit of any person except bank, borrower or the holder of a note given by borrower pursuant to this agreement;

         B. Borrower's rights under this agreement are not assignable, and no purported assignment by borrower will be effective. Neither party may delegate the performance of its obligations to the other under this agreement;

         C. Any action bank (or its agents) may take in inquiring into, or in examining records, reports or other information concerning, borrower's affairs or financial condition will be taken exclusively for bank's own protection. Neither by taking, nor by refraining to take, any such action will bank have assumed or incurred any responsibility or liability to borrower, or to any officer, director, shareholder, member, partner, owner or creditor or borrower;

         D. This agreement, together with other instruments and writings given in connection with or pursuant to this agreement, constitutes a complete statement of the entire agreement of the parties and the rights and obligations of each of them; and

         E. Any amendment hereof must be stated in a writing signed by the parties.

Dated:  March 15, 1995
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BORROWER:  ALASKA PIPELINE COMPANY

By: /s/ R.F. BARNES, PRESIDENT
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By: /s/ TIMOTHY J. CASEY, CONTROLLER
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By:
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By:
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By:
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By:
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By:
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THE FIRST NATIONAL BANK OF ANCHORAGE


By:         /s/ BILL McGREW
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